UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Water Street

Camden, NJ 08102-1658

(Address of principal executive offices, including zip code)

(856) 955-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Execution of Purchase and Sale Agreement with Nexus Regulated Utilities, LLC to Acquire Entities Owning Regulated Water and Wastewater System Assets in Eight States

On May 19, 2025, American Water Works Company, Inc. (the “Company” or the “Buyer”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Nexus Regulated Utilities, LLC, an Illinois limited liability company, as seller (“Seller”). Seller directly owns all of the issued and outstanding equity interests in specified entities (collectively, the “Acquired Entities”) that own regulated water and wastewater system assets located in Illinois, Indiana, Kentucky, Maryland, New Jersey, Pennsylvania, Tennessee and Virginia. Seller is a subsidiary of Nexus Water Group, Inc., a privately-held water and wastewater utility serving more than 1.3 million people across 20 states in the United States and two Canadian provinces.

Under the terms of the Purchase Agreement, the Buyer has agreed to acquire from Seller (collectively, the “Equity Purchase”) all of Seller’s equity interests in each of the Acquired Entities on a cash-free and debt-free basis. The aggregate purchase price to be paid by the Buyer under the Purchase Agreement for the Equity Purchase (the “Purchase Price”) will be approximately $315 million in cash, subject to adjustment at the closing of the Equity Purchase (the “Closing”) based on the calculations and criteria provided in the Purchase Agreement. Aggregate rate base at Closing is estimated to be approximately $200 million, subject to final determination by the respective public utility commissions. Based on current connection counts, when the Closing occurs, the Company would add nearly 47,000 customer connections to its regulated businesses in the eight states above, distributed as follows: Illinois — 17,100 customer connections; Indiana — 8,900 customer connections; Kentucky — 7,000 customer connections; Maryland — 4,600 customer connections; New Jersey — 1,100 customer connections; Pennsylvania — 7,300 customer connections; Tennessee — 400 customer connections; and Virginia — 200 customer connections. The Buyer intends to fund the payment of the final Purchase Price through its cash flow from operations and its existing sources of liquidity.

The Purchase Agreement contains customary representations, warranties and covenants of Seller and the Buyer. The parties’ obligations to complete the Closing are subject to the receipt of the required regulatory approvals of public utility commissions, as applicable, the expiration or termination of any waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the absence of any law, statute, rule or regulation, interpretation, writ, injunction, judgment, order, decree or requirement (or other similar matters as described in the Purchase Agreement) of a governmental entity in effect, or any judgment, order or decree of an arbitrator, making illegal or prohibiting the consummation of the Closing (a “Legal Restraint”). The Purchase Agreement also provides that Seller’s and the Buyer’s obligations to complete the Closing are subject to: (i) the accuracy of the respective parties’ representations and warranties contained in the Purchase Agreement, subject to such exceptions, limitations and qualifications, or the absence of such exceptions, limitations and qualifications, as specified in the Purchase Agreement; (ii) the absence of any required regulatory approval that has become final and imposed terms or conditions on a party that would reasonably be expected to (a) in the case of Seller, be adverse to Seller or its affiliates (other than the Acquired Entities) after giving effect to the Equity Purchase and (b) in the case of Buyer, result in a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of the Buyer and its utility affiliates within the eight applicable states, taken together as a whole, without giving effect to the Equity Purchase (a “Burdensome Effect”); and (iii) the compliance by the parties in all material respects with their respective agreements required to be performed or complied with under the Purchase Agreement prior to the Closing. The Company currently anticipates that the Closing will occur by or before August 2026.

The Purchase Agreement may be terminated under certain circumstances, including: (i) by mutual written consent of the Buyer and Seller; (ii) by either the Buyer or Seller if the Closing has not occurred on or before August 19, 2026, subject to up to two three-month extensions by either the Buyer or Seller for a total additional period of up to six months after August 19, 2026, in order to obtain required regulatory approvals; (iii) by either the Buyer or Seller if any Legal Restraint permanently prohibiting the Closing shall have become final and non-appealable; (iv) by either party, in the case of certain breaches or failures by the other party to perform in any material respect any of such other party’s obligations in the Purchase Agreement; (v) by Seller, if the Buyer fails to complete the Closing after the satisfaction or waiver of the Buyer’s conditions following written notice from Seller; and (vi) by the Buyer, if any final required regulatory approval imposes terms or conditions that would result in a Burdensome Effect. If the Purchase Agreement is terminated, such termination will be without liability of a party to the other party to the Purchase Agreement, except (x) in the case of fraud or willful breach of the Purchase Agreement by a party thereto, and (y) that the Buyer will be required to pay to Seller a cash termination fee of $15,750,000 (the “Termination Fee”) in the event of a termination, subject to certain conditions, limitations and exceptions, of the Purchase Agreement (a) by Seller or the Buyer where any of the conditions related to obtaining required regulatory approvals described above have not been satisfied, (b) by Seller or the Buyer if an applicable Legal Restraint giving rise to such termination arises in connection with such required regulatory approvals, (c) by Seller if the Buyer has failed to perform its obligations in any material respect, as described in clause (iv) above, and (d) by the Buyer for reasons described in clause (vi) above.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

There are no other relationships between the Company or its affiliates, on the one hand, and Seller or its affiliates, on the other hand, that may be entered into at or in connection with the Closing, other than as described in response to this Item 1.01 hereto.

Item 7.01.	Regulation FD Disclosure.

On May 19, 2025, the Company issued a press release to announce that the Company and Seller entered into the Purchase Agreement referenced in Item 1.01 above. A copy of this press release has been included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 7.01.

The information furnished in response to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits to this Current Report have been filed herewith (except as noted below):

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of May 19, 2025, by and among the Buyer and Seller.

99.1**	Press Release, dated May 19, 2025, issued by the Company.

104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).

*

Filed herewith. Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the U.S. Securities and Exchange Commission (the “SEC”) upon request.

**	Furnished herewith.

The Purchase Agreement filed as Exhibit 2.1 herewith has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Seller, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Purchase Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures and schedules exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures and schedules include information contained in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Seller, or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the reports and other documents that are filed by the Company with the SEC.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K (or the exhibits thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 19, 2025, and other filings with the SEC, and additional risks and uncertainties, including with respect to, among other things (1) the Company’s ability to complete the Equity Purchase and consummate the Closing on a timely basis or at all; (2) the final amount of the Purchase Price following post-Closing adjustments, if any, as contemplated by the Purchase Agreement; (3) the ability to satisfy (or have permissibly waived) closing and other covenants and conditions related to the Equity Purchase and the ability to obtain required regulatory approvals (including the expiration or termination of the applicable waiting period under the HSR Act) from applicable governmental entities or public utility commissions without the imposition of a Burdensome Condition not ultimately and permissibly waived under the Purchase Agreement; (4) the compliance by the parties (or the permissible waiver of such compliance) with all other agreements and obligations set forth in the Purchase Agreement; (5) the lack of existence of any Legal Restraint under the Purchase Agreement that would cause the parties to the Purchase Agreement not to consummate the Equity Purchase or effect the Closing; (6) accounting, financial, tax and other impacts of the Equity Purchase on the Company; (7) impacts of the execution, delivery, and compliance, attempted compliance or a failure by the parties to comply, with the terms of the Purchase Agreement, including the consummation of the Equity Purchase, on the Company’s current and short- and long-term operations, strategy, guidance, expectations and plans with respect to its Regulated Businesses (considered individually or together as a whole), its current or future capital expenditures, its current and future debt and equity capital needs, dividends, earnings (including earnings per share), growth, future regulatory outcomes, expectations with respect to rate base growth, and other financial and operational goals, plans, estimates and projections; (8) the ability to achieve the Company’s regulatory and other strategies, benefits, plans and goals, including realizing anticipated operational and regulatory benefits, synergies and/or efficiencies, related to the completion of the Equity Purchase and/or the ownership of the water and wastewater systems owned by the Acquired Entities; (9) any requirement by the Company to pay Seller a Termination Fee under the Purchase Agreement in the event the Closing is not consummated; and (10) various other risks and uncertainties.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: May 19, 2025	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer

5